Exhibit 4.60

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED HEREIN,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and US Collateral Agent

AND

THE BANK OF NEW YORK MELLON,

as UK Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 29, 2019

to

Indenture

Dated as of February 13, 2019

by and among

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED THEREIN,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and US Collateral Agent

AND

THE BANK OF NEW YORK MELLON,

as UK Collateral Agent

6.25% Senior Secured Notes due 2026

of TransDigm Inc.

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 29, 2019, is entered into by and among Esterline Technologies Corporation, a Delaware corporation, Souriau USA, Inc., a Delaware corporation, Esterline International Company, a Delaware corporation, Leach Holding Corporation, a Delaware corporation, Leach International Corporation, a Delaware corporation, Leach Technology Group, Inc., a Delaware corporation, TA Aerospace Co., a California corporation, Esterline US LLC, a Delaware Limited Liability Company, CMC Electronics Aurora LLC, a Delaware Limited Liability Company, Advanced Input Devices, Inc., a Delaware corporation, Esterline Europe Company LLC, a Delaware Limited Liability Company, Esterline Georgia US LLC, a Delaware Limited Liability Company, Esterline Federal LLC, a Delaware Limited Liability Company, Angus Electronics Co., a Delaware corporation, Avista Incorporated, a Wisconsin corporation, Esterline Sensors Services Americas, Inc., a Delaware corporation, Esterline Technologies SGIP LLC, a Delaware Limited Liability Company, Hytek Finishes Co., a Delaware corporation, Janco Corporation, a California corporation, Mason Electric Co., a Delaware corporation, NMC Group Inc., a California corporation, Norwich Aero Products, Inc., a New York corporation, Palomar Products, Inc., a Delaware corporation, 17111 Waterview Pkwy LLC, a Delaware Limited Liability Company, Korry Electronics Co., a Delaware corporation, Memtron Technologies Co., a Delaware corporation, Sunbank Family of Companies LLC, a California Limited Liability Company, Joslyn Sunbank Company, LLC, a California Limited Liability Company, Armtec Defense Products Co., a Delaware corporation, Armtec Countermeasures Co., a Delaware corporation, Armtec Countermeasures TNO Co., a Delaware corporation, Racal Acoustics, Inc., a Delaware corporation, and Gamesman Inc., a Nevada corporation (collectively, the “Guaranteeing Subsidiaries”), TransDigm Inc., a Delaware corporation (the “Company”), TransDigm Group Incorporated, a Delaware corporation (“TD Group”), Adams Rite Aerospace, Inc., a California corporation (“Adams Rite”), MarathonNorco Aerospace, Inc., a Delaware corporation (“Marathon”), Champion Aerospace LLC, a Delaware limited liability company (“Champion”), Avionic Instruments LLC, a Delaware limited liability company (“Avionic”), Skurka Aerospace Inc., a Delaware corporation (“Skurka”), CDA InterCorp LLC, a Florida limited liability company (“CDA”), Aviation Technologies, Inc., a Delaware corporation (“ATI”), AvtechTyee, Inc., a Washington corporation (“Avtech”), Transicoil LLC, a Delaware limited liability company (“Transicoil”), AeroControlex Group, Inc., a Delaware corporation (“AeroControlex”), Bruce Aerospace Inc., a Delaware corporation (“Bruce Aerospace”), CEF Industries, LLC, a Delaware limited liability company (“CEF”), Acme Aerospace, Inc., a Delaware corporation (“Acme”), Dukes Aerospace, Inc., a Delaware corporation (“Dukes”), Semco Instruments, Inc., a Delaware corporation, (“Semco”), Hartwell Corporation, a California corporation (“Hartwell”), McKechnie Aerospace DE, Inc., a Delaware corporation (“McKechnie Aerospace DE”), McKechnie Aerospace Holdings, Inc., a Delaware corporation (“McKechnie Aerospace Holdings”), McKechnie Aerospace US LLC, a Delaware limited liability company (“McKechnie Aerospace US”), Texas Rotronics, Inc., a Texas corporation (“Rotronics”), Electromech Technologies LLC (formerly Western Sky Industries, LLC), a Delaware limited liability company (“Electromech”), Schneller LLC, a Delaware limited liability company (“Schneller”), HarcoSemco LLC, a Connecticut limited liability company (“HarcoSemco”), AmSafe Global Holdings, Inc., a Delaware corporation (“AmSafe Global”), Bridport Holdings, Inc., a Delaware corporation (“Bridport Holdings”), AmSafe, Inc., a Delaware corporation (“AmSafe Inc.”), Shield Restraint Systems, Inc. (formerly AmSafe Commercial Products, Inc.), a Delaware corporation (“Shield”), Bridport-Air Carrier, Inc., a Washington corporation (“Bridport-Air”), Bridport Erie Aviation, Inc., a Delaware corporation (“Bridport Erie”), Arkwin Industries, Inc., a New York corporation (“Arkwin”), Whippany Actuation Systems, LLC, a Delaware limited liability company (“Whippany”), Aerosonic LLC, a Delaware limited liability company (“Aerosonic”), Avionics Specialties, Inc., a Virginia corporation (“Avionics Specialties”), Airborne Global, Inc., a Delaware corporation (“Airborne Global”), Airborne Holdings, Inc., a Delaware Corporation (“Airborne Holdings”), Airborne Acquisition, Inc., a Delaware corporation (“Airborne Acquisitions”), Airborne Systems NA Inc., a Delaware corporation (“Airborne Systems NA”), Airborne Systems North America Inc., a Delaware corporation (“Airborne Systems North America”), Airborne Systems North America of CA Inc., a Delaware corporation (“Airborne Systems North America CA”), Airborne Systems North America of NJ Inc., a New Jersey corporation (“Airborne Systems North America NJ”), Telair US LLC, a Delaware limited liability company (“Telair US”), Telair International LLC, a Delaware limited liability company (“Telair International”), Pexco Aerospace, Inc., a Delaware corporation (“Pexco Aerospace”), PneuDraulics, Inc., a California corporation (“PneuDraulics”), Breeze-Eastern LLC, a Delaware limited liability company (“Breeze-Eastern”), ILC Holdings, Inc., a Delaware corporation (“ILC Holdings”), Data Device Corporation, a Delaware corporation (“DDC”), Beta Transformer Technology Corporation, a New York corporation (“Beta Corporation”), Beta Transformer Technology LLC, a Delaware limited liability company (“Beta LLC”), Young & Franklin Inc., a New York corporation (“Young & Franklin”), Tactair Fluid Controls, Inc., a New York corporation (“Tactair”), Johnson Liverpool LLC, a Delaware limited liability company (“Johnson Liverpool”), North Hills Signal Processing Corp., a Delaware corporation (“North Hills”),

North Hills Signal Processing Overseas Corp., a Delaware corporation (“North Hills Overseas”), Kirkhill, Inc., a Delaware corporation (“Kirkhill”), TransDigm UK Holdings plc, a United Kingdom public limited company (“TD UK”), Extant Components Group Holdings, Inc., a Delaware corporation (“Extant”), Extant Components Group Intermediate, Inc., a Delaware corporation (“Extant Intermediate”), Symetrics Industries, LLC, a Florida limited liability company (“Symetrics Industries”), Symetrics Technology Group, LLC, a Florida limited liability company (“Symetrics Technology”), TEAC Aerospace Holdings, Inc., a Delaware corporation (“TEAC Holdings”), TEAC Aerospace Technologies, Inc., a Delaware corporation (“TEAC Technologies”), and Skandia, Inc., an Illinois corporation (collectively with TD Group, Adams Rite, Marathon, Champion, Avionic, Skurka, CDA, ATI, Avtech, Transicoil, AeroControlex, Bruce Aerospace, CEF, Acme, Dukes, Semco, Hartwell, McKechnie Aerospace DE, McKechnie Aerospace Holdings, McKechnie Aerospace US, Rotronics, Electromech, Schneller, HarcoSemco, AmSafe Global, Bridport Holdings, AmSafe Inc., Shield, Bridport-Air, Bridport Erie, Arkwin, Whippany, Aerosonic, Avionics Specialties, Airborne Global, Airborne Holdings, Airborne Acquisitions, Airborne Systems NA, Airborne Systems North America, Airborne Systems North America CA, Airborne Systems North America NJ, Telair US, Telair International, Pexco Aerospace, PneuDraulics, Breeze-Eastern, ILC Holdings, DDC, Beta Corporation, Beta LLC, Young & Franklin, Tactair, Johnson Liverpool, North Hills, North Hills Overseas, Kirkhill, TD UK, Extant, Extant Intermediate, Symetrics Industries, Symetrics Technology, TEAC Holdings and TEAC Technologies, the “Existing Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of February 13, 2019 (the “Indenture”), providing for the issuance by the Company of 6.25% Senior Secured Notes due 2026 (the “Notes”) and the guarantees thereof by each of the Existing Guarantors;

WHEREAS, the Indenture provides that under certain circumstances described therein, newly created or acquired Domestic Restricted Subsidiaries shall execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a senior secured guarantee of payment of the Notes by such Domestic Restricted Subsidiaries (the “Guarantee”);

WHEREAS, all things necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, the Existing Guarantors and the Guaranteeing Subsidiaries have been done; and

WHEREAS, pursuant to Section 9.01(g) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.

GUARANTEE, ETC. The Guaranteeing Subsidiaries hereby agree that from and after the date hereof they shall be Guarantors under the Indenture and be bound by the terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all the obligations of a Guarantor thereunder.

3.

RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.

EXECUTION AND DELIVERY. The Guaranteeing Subsidiaries agree that the Guarantee granted by them pursuant to the terms hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

5.

NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries (or any successor entity) (other than the Company or the Existing Guarantors), as such, shall have any liability for any obligations of the Company, TD Group, the Guaranteeing Subsidiaries or any other Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

6.

NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEE GRANTED HEREUNDER WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.	COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.

EFFECT OF HEADINGS. The Section headings have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

9.

THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the Existing Guarantors and the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

SOURIAU USA, INC.
LEACH INTERNATIONAL CORPORATION
TA AEROSPACE CO.
CMC ELECTRONICS AURORA LLC
ADVANCED INPUT DEVICES, INC.
ESTERLINE GEORGIA US LLC
ESTERLINE FEDERAL LLC
AVISTA, INCORPORATED
ESTERLINE SENSORS SERVICES AMERICAS, INC.
HYTEK FINISHES CO.
MASON ELECTRIC CO.
NMC GROUP, INC.
NORWICH AERO PRODUCTS, INC.
PALOMAR PRODUCTS, INC.
KORRY ELECTRONICS CO.
MEMTRON TECHNOLOGIES CO.
JOSLYN SUNBANK COMPANY, LLC
ARMTEC DEFENSE PRODUCTS CO.
ARMTEC COUNTERMEASURES CO.
ARMTEC COUNTERMEASURES TNO CO.
GAMESMAN INC.
ESTERLINE INTERNATIONAL COMPANY
LEACH HOLDING CORPORATION
LEACH TECHNOLOGY GROUP, INC.
ESTERLINE US LLC
ESTERLINE EUROPE COMPANY LLC
ANGUS ELECTRONICS CO.
JANCO CORPORATION
SUNBANK FAMILY OF COMPANIES, LLC
RACAL ACOUSTICS, INC.
ESTERLINE TECHNOLOGIES CORPORATION 17111 WATERVIEW PKWY LLC
By: Esterline Technologies Corporation, as its sole member
ESTERLINE TECHNOLOGIES SGIP LLC
By: Esterline Technologies Corporation, as its sole member

By:	/s/ Jonathan D. Crandall
Name:	Jonathan D. Crandall
Title:	Treasurer

TRANSDIGM INC.

By:	/s/ Michael J. Lisman
Name:	Michael J. Lisman
Title	Chief Financial Officer

TRANSDIGM GROUP INCORPORATED

By:	/s/ Michael J. Lisman
Name:	Michael J. Lisman
Title	Chief Financial Officer

[Signature page to the First Supplemental Indenture – 2026 Secured Notes]

ACME AEROSPACE, INC.
ADAMS RITE AEROSPACE, INC.
AEROCONTROLEX GROUP, INC.
AIRBORNE ACQUISITION, INC.
AIRBORNE GLOBAL, INC.
AIRBORNE HOLDINGS, INC.
AIRBORNE SYSTEMS NA INC.
AIRBORNE SYSTEMS NORTH AMERICA INC.
AIRBORNE SYSTEMS NORTH AMERICA OF CA INC.
AMSAFE GLOBAL HOLDINGS, INC.
AMSAFE, INC.
ARKWIN INDUSTRIES, INC.
AVIATION TECHNOLOGIES, INC.
AVIONICS SPECIALTIES, INC.
AVTECHTYEE, INC.
BETA TRANSFORMER TECHNOLOGY CORPORATION
BETA TRANSFORMER TECHNOLOGY LLC
By: Beta Transformer Technology Corporation, as its sole member
BRIDPORT HOLDINGS, INC.
BRIDPORT-AIR CARRIER, INC.
BRUCE AEROSPACE INC.
DATA DEVICE CORPORATION
DUKES AEROSPACE, INC.
ELECTROMECH TECHNOLOGIES LLC
By: McKechnie Aerospace US LLC, as its sole member
By: McKechnie Aerospace DE, Inc., as its sole member
EXTANT COMPONENTS GROUP HOLDINGS, INC.
EXTANT COMPONENTS GROUP INTERMEDIATE, INC.
HARTWELL CORPORATION
ILC HOLDINGS, INC.
JOHNSON LIVERPOOL LLC
By: Young & Franklin Inc., as its sole member
KIRKHILL INC.
MARATHONNORCO AEROSPACE, INC.
MCKECHNIE AEROSPACE DE, INC.
MCKECHNIE AEROSPACE HOLDINGS, INC.
MCKECHNIE AEROSPACE US LLC
By: McKechnie Aerospace DE, Inc., as its sole member
NORTH HILLS SIGNAL PROCESSING CORP.
NORTH HILLS SIGNAL PROCESSING OVERSEAS CORP.
PEXCO AEROSPACE, INC.
PNEUDRAULICS, INC.
SEMCO INSTRUMENTS, INC.
SHIELD RESTRAINT SYSTEMS, INC.
SKANDIA, INC.
SKURKA AEROSPACE INC.
SYMETRICS INDUSTRIES, LLC
By: Symetrics Technology Group, LLC, as its sole member
By: Extant Components Group Intermediate, Inc., as its sole member
SYMETRICS TECHNOLOGY GROUP, LLC
By: Extant Components Group Intermediate, Inc., as its sole member
TACTAIR FLUID CONTROLS, INC.

[Signature page to the First Supplemental Indenture – 2026 Secured Notes]

TEAC AEROSPACE HOLDINGS, INC.
TEAC AEROSPACE TECHNOLOGIES, INC.
TEXAS ROTRONICS, INC.
TRANSICOIL LLC
By: Aviation Technologies, Inc., as its sole member
YOUNG & FRANKLIN INC.

By:	/s/ Jonathan D. Crandall
Name:	Jonathan D. Crandall
Title:	Treasurer

AEROSONIC LLC
AVIONIC INSTRUMENTS LLC
BREEZE-EASTERN LLC
CDA INTERCORP LLC
CEF INDUSTRIES, LLC
CHAMPION AEROSPACE LLC
HARCOSEMCO LLC
SCHNELLER LLC
TELAIR US LLC
TELAIR INTERNATIONAL LLC
By: Telair US LLC, as its sole member
WHIPPANY ACTUATION SYSTEMS, LLC
Each By: TransDigm Inc., as its sole member

By:	/s/ Michael J. Lisman
Name:	Michael J. Lisman
Title:	Chief Financial Officer

AIRBORNE SYSTEMS NORTH AMERICA OF NJ INC.

By:	/s/ Michael J. Lisman
Name:	Michael J. Lisman
Title:	Chairman of the Board and Chief Executive Officer

BRIDPORT ERIE AVIATION, INC.

By:	/s/ Jonathan D. Crandall
Name:	Jonathan D. Crandall
Title:	Chairman of the Board and President

TRANSDIGM UK HOLDINGS PLC

By:	/s/ Jonathan D. Crandall
Name:	Jonathan D. Crandall
Title:	Director

[Signature page to the First Supplemental Indenture – 2026 Secured Notes]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE AND US COLLATERAL AGENT

By:	/s/ R. Tarnas
Name:	R. TARNAS
Title:	VICE PRESIDENT

THE BANK OF NEW YORK MELLON, AS UK COLLATERAL AGENT

By:	/s/ Laurence J. O’Brien
Name:	LAURENCE J. O’BRIEN
Title:	VICE PRESIDENT

[Signature page to the First Supplemental Indenture – 2026 Secured Notes]